UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CENTESSA PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 31, 2026, each of Centessa Pharmaceuticals plc (the “Company” or “Centessa”) and Mario Alberto Accardi, the Company’s Chief Executive Officer, made the following announcements on Linkedin and X in connection with the announcement of the Transaction Agreement, dated March 31, 2026, by and among the Company, Eli Lilly and Company and LDH XV Corporation.

Company Post on Linkedin:

Today, we announced that Centessa Pharmaceuticals has entered into a definitive agreement to be acquired by @EliLillyandCo. We expect the transaction to close in the third quarter of 2026, subject to customary closing conditions, including regulatory approvals.

What started as a scientific vision has grown into a class-leading OX2R agonist portfolio anchored by cleminorexton (formerly ORX750) — with best-in-class potential in NT1, NT2, and IH, and first-in-class potential in NT and IH. The progress across our orexin portfolio and discovery pipeline speaks to the extraordinary work of our team.

To everyone who has been part of this journey — thank you.

We also want to extend our deepest gratitude to the investigators, patients, and community advocates whose dedication makes the development of our candidates possible.

Please refer to today’s full announcement for key information and cautionary statements: Press Release

Company Post on X:

Centessa has entered a definitive agreement to be acquired by @EliLillyandCo. To our team, investigators, patients, and advocates: thank you!

Please refer to today’s full announcement for key information and cautionary statements: Press Release

CEO Re-Post on Linkedin:

I’m excited to announce that Centessa Pharmaceuticals has entered into a definitive agreement to be acquired by @EliLillyandCo. We expect the transaction to close in the third quarter of 2026, subject to customary closing conditions, including regulatory approvals.

Since founding our program in 2019, we have been driven to deliver transformative therapies for patients living with conditions that have long been underserved. This mission has shaped our collective efforts- from building our OX2R agonist portfolio to advancing cleminorexton and our broader pipeline.

I am extremely grateful to our patients and study participants who continue to support our clinical studies. You are all a constant source of inspiration. To the Centessa team, your dedication and passion turned a bold scientific vision into a portfolio that defines the field. And to our shareholders and partners, thank you for believing in our mission.

Joining Lilly will open a new chapter for Centessa. Their global and complementary research, clinical, regulatory and commercial expertise will help accelerate our orexin programs across neuroscience, bringing us closer to the patients who need new therapies most. I’m excited for what we can achieve together!

Please refer to today’s full announcement for key information and cautionary statements: Press Release

UK Takeover Code Does Not Apply

Centessa Pharmaceuticals plc is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of the Company or Parent.

Additional Information and Where to Find It

In connection with the proposed Acquisition, the Company intends to file with the Securities and Exchange

Commission (the “SEC”) a preliminary and definitive proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to the Company’s shareholders. The Company may also file other documents with the SEC regarding the Acquisition. This Current Report is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any vote in respect of the resolutions to be proposed at the Company’s shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document). Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Parent, the Company and the Acquisition (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.centessa.com or by contacting the Company’s Investors Relations Department at investors@centessa.com.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Acquisition. the Company’s shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on May 6, 2025, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Parent’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Acquisition. Such forward-looking statements include, but are not limited to, statements regarding: the Acquisition; the parties’ ability to satisfy the conditions to the consummation of the Acquisition, including in connection with obtaining shareholder, High Court and regulatory approvals, and the expected timetable for the Acquisition; and the anticipated occurrence, manner and timing of the closing of the Acquisition. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,”

“potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the implementation of the Acquisition; the Scheme of Arrangement implementing the Acquisition is not sanctioned by the High Court of Justice of England and Wales; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Acquisition; a condition to closing of the Acquisition may not be satisfied (or waived); the ability of each party to consummate the Acquisition; the closing of the Acquisition might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Acquisition; the effect of the Acquisition and the public announcement of the Acquisition on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Acquisition; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Acquisition; changes in the Company’s business during the period between announcement and closing of the Acquisition; the effects of the Acquisition (or the announcement thereof) on the Company’s share price; the risks related to non-achievement of any milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Acquisition will be consummated in the anticipated timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Acquisition will not occur or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this Current Report are based on information available to the Company as of the date of this Current Report. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.